Exhibit 32.2

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

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In connection with the Quarterly Report of Bonanza Goldfields Corp. (the "Company") on Form 10-Q for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Pen-Mun Foo, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Bonanza Goldfields Corp.
Registrant
Date: March 22, 2012	By:	/s/ Pen-Mun Foo
Pen-Mun Foo
Chief Financial Officer (Principal Accounting Officer)